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                           MASTER ANNUITY APPLICATION
                   FOR GROUP FLEXIBLE FUND RETIREMENT CONTRACT
                                       TO
                        NATIONWIDE LIFE INSURANCE COMPANY
                            COLUMBUS, OHIO 43215-2220

                       Application is hereby made for a
                 Group Flexible Fund Retirement Contract by:
               --------------------------------------------------
                                  (Entity Name)
Contract Provisions

1.   5% Alternate Assumed Investment Rate:   [ ] Yes                 [ ] No
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
2.   Fund(s) Offered within the Separate Account:
 [ ] AIM Weingarten Fund                [ ] Fidelity Magellan(R)Fund                  [ ] Neuberger & Berman Manhattan Fund
 [ ] AIM Constellation Fund             [ ] Fidelity OTC Portfolio                    [ ] Neuberger & Berman Partners Fund, Inc.
 [ ] Dreyfus Cash Management            [ ] Fidelity Puritan Fund                     [ ] Davis New York Venture Fund, Inc.
     Fund                               [ ] INVESCO Industrial Income Fund            [ ] Putnam Investors Fund
 [ ] The Dreyfus Third Century          [ ] Janus Fund                                [ ] Putnam Voyager Fund
     Fund                               [ ] Janus Twenty Fund                         [ ] SEI Index Funds - S&P 500 Index Portfolio
 [ ] The Evergreen Total Return         [ ] MAS Funds Fixed Income Portfolio          [ ] Seligman Growth Fund, Inc.
     Fund                               [ ] MFS(R)Growth Opportunities Fund           [ ] Short-Term Investment Trust-
 [ ] Federated GNMA Trust                                                                 Treasury Portfolio
 [ ] Federated U.S. Government          [ ] MFS(R)High Income Fund                    [ ] Strong Common Stock Fund
     Securities                         [ ] Massachusetts Investors Growth            [ ] Templeton Foreign Fund
 [ ] Fidelity Asset Manager(TM)             Stock Fund                                [ ] Templeton  Smaller Companies Growth
 [ ] Fidelity Contrafund                [ ] Nationwide(R)Bond Fund                          Fund
 [ ] Fidelity Equity-Income Fund        [ ] Nationwide(R)Fund                         [ ] T. Rowe Price International Stock
 [ ] Fidelity Growth & Income           [ ] Nationwide(R)Growth Fund                        Fund(R)
     Portfolio                          [ ] Nationwide(R) Money Market Fund           [ ] AmCent: Twentieth Century Growth
                                        [ ] Neuberger & Berman Guardian Fund          [ ] AmCent: Twentieth Century Select
                                                                                      [ ] AmCent: Twentieth Century Ultra

3. It is understood that ownership and control of the contract applied for under this Master Application will be vested in __________________________
     _____________________________ .

     The entity hereby certifies that before the application was signed a representative from the entity received a current prospectus of the Group Flexible Fund Retirement Contract that described all sales charges and other information relative to the contract(s) being applied for.

     [ ] Please send the entity a copy of the Statement of Additional
         Information to the DCVA-II Prospectus.

THE ENTITY UNDERSTANDS THAT RETIREMENT INCOME PAYMENTS (AND TERMINATION VALUES, IF ANY) PROVIDED BY THE CONTRACT(S) ARE VARIABLE WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

The Flexible Fund Retirement Contract applied for shall become effective upon its Contract Date if the purchase payment and the application are each acceptable to Nationwide Life. In the event the purchase payment or the application is not acceptable, Nationwide Life's liability shall be limited to a return of the sum of money paid.

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
Signed at:                                            this     day of                    , 19    .
          -------------------------------------------      ---        ------------------     ----
                         (Entity Name)

-------------------------------------------                     ----------------------------------
      (Entity Official Signature)                                            (Date)

-------------------------------------------
                 (Title)

-------------------------------------------                     ----------------------------------
    (Authorized Representative Signature)                                    (Date)
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DC-1096-B                                                                (1/97)